Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "THE PENNANT 504 FUND", CHANGING ITS NAME FROM "THE PENNANT 504 FUND" TO "THE 504 FUND", FILED IN THIS OFFICE ON THE TWENTY-EIGHTH DAY OF OCTOBER, A.D. 2014, AT 12:40 O'CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID RESTATED CERTIFICATE IS THE THIRTY-FIRST DAY OF OCTOBER, A.D. 2014.

Jeffrey W. Bullock, Secretary of State

5375048 8100

141342001

AUTHENTICATION: 1816448

DATE: 10-28-14

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:40 PM 10/28/2014
FILED 12:40 PM 10/28/2014
SRV 141342001 - 5375048 FILE

STATE OF DELAWARE

AMENDED AND RESTATED CERTIFICATE OF TRUST
OF
THE PENNANT 504 FUND

This Amended and Restated Certificate of Trust of The Pennant 504 Fund (the "Trust"), a statutory trust, is executed by the undersigned and filed in accordance with the provisions of the Delaware Statutory Trust Act (12 Del. Code § 3801 et seq.) (the "Act") in order to amend and restate the Certificate of Trust filed July 29, 2013 and sets forth the following:

1. The name of the statutory trust is changed from "The Pennant 504 Fund" to "The 504 Fund."

2. In accordance with § 3807(b) of the Act, the Trust has and shall maintain in the State of Delaware a registered office and a registered agent for service of process. The registered office of the Trust in the State of Delaware and the name of the registered agent for service of process on the Trust is:

   The Corporation Trust Company
   1209 Orange Street
   Wilmington, Delaware 19801

3. The Trust is a registered investment company under the Investment Company Act of 1940, as amended (15 U.S.C. §§ 80a-1 et seq.).

4. This Amended and Restated Certificate of Trust shall be effective October 31, 2014.

5. The business of the Trust will be managed in accordance with the Trust's Agreement and Declaration of Trust as such document may be amended from time to time.

IN WITNESS WHEREOF, the undersigned, being a trustee of the Trust, has caused this Certificate of Trust to be duly executed as of this 24th day of October, 2014.

By: ______________________

Name: Mark A. Elste, Trustee